Exhibit 99.1

LMP Automotive Holdings, Inc. Receives Notification of Deficiency from Nasdaq Related to Delayed Filing of its Quarterly Report on Form 10-Q for the First Quarter of 2022

FORT LAUDERDALE, FL / GLOBE NEWSWIRE / May 19, 2022/ LMP Automotive Holdings, Inc. (NASDAQ: LMPX), an e-commerce and facilities-based automotive retailer in the United States, today announced it received a notification of deficiency from Nasdaq related to the delayed filing of its Quarterly Report on Form 10-Q for the first quarter of 2022.

On May 19, 2022, it received a standard notice from Nasdaq indicating that, as a result of not having timely filed its Quarterly Report on Form 10-Q for the period ended March 31, 2022, the Company remains in non-compliance with Nasdaq Listing Rule 5250(c)(1), which requires timely filing of all required periodic financial reports with the Securities and Exchange Commission. As announced on April 20, 2022, the Company had previously received a notice from Nasdaq indicating that as a result of not having timely filed its Annual Report on Form 10-K for the period ended December 31, 2021, it was not in compliance with Nasdaq Listing Rule 5250(c)(1).

The Nasdaq notice has no immediate effect on the listing or trading of the Company’s common stock on the Nasdaq Capital Market. The notice provides that the Company must submit a plan to regain compliance with Nasdaq Listing Rule 5250(c)(1). If the plan is accepted by Nasdaq, then Nasdaq can grant the Company up to 180 calendar days from the due date of the Form 10-K, or October 17, 2022, to regain compliance. The Company intends on filing the Form 10-K and Form 10-Q as soon as practicable in order to regain compliance.

ABOUT LMP AUTOMOTIVE HOLDINGS, INC.

LMP Automotive Holdings, Inc. (NASDAQ: LMPX) is a growth company with a long-term plan to profitably consolidate and partner with automotive dealership groups in the United States. We offer a wide array of products and services fulfilling the entire vehicle ownership lifecycle, including new and used vehicles, finance and insurance products and automotive repair and maintenance.

Our proprietary e-commerce technology and strategy are designed to disrupt the industry by leveraging our experienced teams, growing selection of owned inventories and physical logistics network. We seek to provide customers with a seamless experience both online and in person. Our physical logistics network enables us to provide convenient free delivery points for customers and provide services throughout the entire ownership life cycle. We use digital technologies to lower our customer acquisition costs, achieve operational efficiencies, and generate additional revenues. Our unique growth model generates significant cash flows, which funds our innovation and expansion into new geographical markets, along with strategically building out dealership networks, creating personal transportation solutions that consumers desire.

Investor Relations:

LMP Automotive Holdings, Inc.

500 East Broward Boulevard, Suite 1900

Fort Lauderdale, FL 33394

investors@lmpah.com

For more information visit: https://lmpmotors.com/.

FORWARD-LOOKING STATEMENTS:

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Such statements include, but are not limited to, any statements relating to our expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. These statements may be preceded by, followed by or include the words “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “outlook,” “plan,” “potential,” “project,” “projection,” “seek,” “can,” “could,” “may,” “should,” “would,” will,” the negatives thereof and other words and terms of similar meanings. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition, and stock value. Factors that could cause actual results to differ materially from those currently anticipated include: our dependence upon external sources for the financing of our operations; our ability to effectively executive our business plan; our ability to maintain and grow our reputation and to achieve and maintain the market acceptance of our services and platform; our ability to manage the growth of our operations over time; our ability to maintain adequate protection of our intellectual property and to avoid violation of the intellectual property rights of others; our ability to maintain relationships with existing customers and automobile suppliers, and develop relationships; and our ability to compete and succeed in a highly competitive and evolving industry; as well as other risks described in our SEC filings. There is no assurance that any forward-looking statements will materialize. You are cautioned not to place undue reliance on forward-looking statements, which reflect expectations only as of this date. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions, or circumstances on which any such statement is based, except as required by law.

SOURCE: LMP Automotive Holdings, Inc.